                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AER ENERGY RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  (AER LOGO)

                                                                  March 28, 2001


Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of AER Energy Resources, Inc. (the "Company") on Thursday, April 26, 2001, at 11:00 a.m., local time, at the Lenox Inn - Buckhead, 3387 Lenox Road, NE, Atlanta, Georgia 30326.

         The business to be acted on during the meeting includes the election of six directors and the approval of an amendment to the Company's 1992 Stock Option Plan to increase from 1,500,000 to 2,000,000 the total number of shares that may be issued pursuant to options granted under this plan. The accompanying proxy statement contains details on these items. We will also review the major developments of 2000.

         Your participation in the affairs of the Company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible. If you do attend the meeting, you may revoke your proxy and vote in person if you so desire.

         I look forward to seeing you on April 26. Thank you for your continuing interest in the Company.

                                       Sincerely yours,

                                       /s/ David W. Dorheim

                                       David W. Dorheim
                                       President and Chief Executive Officer
                                       AER Energy Resources, Inc.

                           AER ENERGY RESOURCES, INC.
                         4600 HIGHLANDS PARKWAY, SUITE G
                              SMYRNA, GEORGIA 30082

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 26, 2001

To the Shareholders of AER Energy Resources, Inc.:

         The Annual Meeting of Shareholders of AER Energy Resources, Inc., a Georgia corporation (the "Company"), will be held at the Lenox Inn - Buckhead, 3387 Lenox Road, NE, Atlanta, Georgia 30326, on Thursday, April 26, 2001, at 11:00 a.m., local time, for the following purposes:

         1.       To elect six directors.

         2. To consider and act upon a proposal to approve an amendment to the 1992 Stock Option Plan, as amended, to increase the total number of shares that may be issued pursuant to options granted thereunder from 1,500,000 to 2,000,000.

         3. To transact such other business as may properly come before the meeting.

         February 19, 2001 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof.

         Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.


                                       By Order of the Board of Directors

                                       /s/ J. T. Moore

                                       J. T. Moore
                                       Vice President - Chief Financial Officer,
                                       Secretary and Treasurer

March 28, 2001

         SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY. YOUR COOPERATION IS APPRECIATED.

                           AER ENERGY RESOURCES, INC.
                         4600 HIGHLANDS PARKWAY, SUITE G
                              SMYRNA, GEORGIA 30082

                                 PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AER Energy Resources, Inc., a Georgia corporation (the "Company"), to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Lenox Inn - Buckhead, 3387 Lenox Road, NE, Atlanta, Georgia 30326, at 11:00 a.m., local time, on April 26, 2001, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000 is enclosed. This Proxy Statement and accompanying form of proxy and the Company's 2000 Annual Report to Shareholders were first sent or given to shareholders on or about March 28, 2001.

SOLICITATION OF PROXIES

         This proxy solicitation will be conducted principally by mail, and the cost will be paid by the Company. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and the Company will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

         In voting on the election of directors (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. In voting on the approval of the amendment to the 1992 Stock Option Plan, as amended (the "Stock Option Plan") (Proposal 2), shareholders may vote FOR, AGAINST or ABSTAIN with respect to the proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR Proposal 1, the election of all the nominees for director set forth below under "Election of Directors," and FOR Proposal 2, the approval of the amendment to the Stock Option Plan. Some proxies may be broker non-votes (marked to indicate that the shares are not being voted).

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the Annual Meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy is marked to withhold authority or abstain or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

         The election of directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for director nominees and will have no effect on the outcome of the vote. Proposal 2 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on Proposal 2. None of the actions to be voted upon at the Annual Meeting shall create dissenters' rights under the Georgia Business Corporation Code.

         Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company. In order to be effective, such notice or later dated proxy must be received by the Company prior to the exercise of the earlier proxy. A shareholder may attend the Annual Meeting, revoke his proxy, and vote in person.

                                VOTING SECURITIES

         Only holders of record as of the close of business on February 19, 2001 of the Company's common stock, no par value ("AER Common Stock"), are entitled to vote at the Annual Meeting. On that date, there were 24,850,263 shares of AER Common Stock outstanding, each entitled to one vote. Shareholders of the Company do not have any right to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of February 27, 2001, certain information with respect to persons known by the Company to be the beneficial owners, as determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission ("SEC"), of more than 5% of each of the outstanding AER Common Stock, the Company's Series A Convertible Preferred stock, no par value (the "Series A Preferred Stock"), and the Series B Convertible Preferred Stock, no par value (the "Series B Preferred Stock"). Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. The following table is based in part upon information from SEC Schedule 13Ds and 13Gs furnished to the Company.

    NAME AND ADDRESS OF                                                          AMOUNT OF BENEFICIAL       PERCENT OF BENEFICIAL
      BENEFICIAL OWNER                      TITLE OF CLASS                        OWNERSHIP OF CLASS         OWNERSHIP OF CLASS
--------------------------             -------------------------                 --------------------       ---------------------
Jon A. Lindseth                        Common Stock                              12,487,397(1)(2)(4)               40.6%
  12651 Elmwood Avenue                 Series A Preferred Stock                     202,250(2)(3)                  50.0%
  Cleveland, OH  44111                 Series B Preferred Stock                     102,250(2)(3)                 100.0%

Jon A. Lindseth, Trustee under
Jon A. Lindseth Trust Agreement
dated April 25, 1986                   Common Stock                              12,244,403(2)(4)                  39.8%
  12651 Elmwood Avenue                 Series A Preferred Stock                     202,250(2)(3)                  50.0%
  Cleveland, OH  44111                 Series B Preferred Stock                     102,250(2)(3)                 100.0%

AER Partners
  12651 Elmwood Avenue
  Cleveland, OH  44111                 Common Stock                               3,189,915                        12.8%

Elmwood Partners II                    Common Stock                               8,933,258(4)                     29.2%
  12651 Elmwood Avenue                 Series A Preferred Stock                     202,250                        50.0%
  Cleveland, OH  44111                 Series B Preferred Stock                     102,250                       100.0%

J. Taylor Crandall
  201 Main Street, Suite 3100          Common Stock                               5,544,774(5)(6)(7)               19.2%
  Fort Worth, TX  76102                Series A Preferred Stock                     202,250                        50.0%

FW AER Partners, L.P.
  201 Main Street, Suite 3100
  Fort Worth, TX  76102                Common Stock                               2,419,158(6)                      9.4%

FW AER II, L.P.
  201 Main Street, Suite 3100          Common Stock                               3,125,616(7)                     11.2%
  Fort Worth, TX  76102                Series A Preferred Stock                     202,250                        50.0%

(1) Includes (i) 12,176,700 shares of AER Common Stock deemed to be beneficially owned by Jon A. Lindseth, as trustee under Jon A. Lindseth Trust Agreement, dated April 25, 1986, as modified (the "Trust"), (ii) 212,994 shares beneficially owned by The Kindt-Collins Company ("Kindt-Collins"), an Ohio corporation that Mr. Lindseth controls (such amount includes 112,994 shares of AER Common Stock underlying warrants held by Kindt-Collins) and (iii) 30,000 shares beneficially owned directly by Mr. Lindseth.

(2) The Trust is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's beneficial ownership of AER Common Stock is held through its ownership of three investment partnerships: AER Partners and Elmwood Partners II (each of which the Trust owns 50%), and Battery Partners (of which the Trust owns 30%). Elmwood Partners II and AER Partners have substantially the same partners. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners; however, Mr. Lindseth hereby disclaims beneficial ownership of any AER Common Stock that may be beneficially owned by such persons. Based on the foregoing, Mr. Lindseth may be deemed to control each of these partnerships. The shares of AER Common Stock deemed to be beneficially owned by the Trust include (i) 3,189,915 shares beneficially owned by AER Partners, (ii) 8,933,258 shares beneficially owned by Elmwood Partners II and (iii) 121,230 shares beneficially owned by Battery Partners.

(3) Includes 202,250 shares of Series A Preferred Stock and 102,250 shares of Series B Preferred Stock beneficially owned by Elmwood Partners II.

(4) Includes (i) 2,542,587 shares of AER Common Stock underlying 202,250 shares of Series A Preferred Stock (as of February 27, 2001), (ii) 1,985,437 shares of AER Common Stock underlying 102,250 shares of Series B Preferred Stock (as of February 27, 2001) and (iii) 1,246,734 shares of AER Common Stock underlying immediately exercisable warrants.

(5) Mr. Crandall is the President of Group 31, Inc., the general partner of FW AER Partners, L.P. ("FW AER Partners"), and the President of Group 31, L.L.C., the general partner of FW AER II, L.P. ("FW AER II"). Mr. Crandall may be deemed to beneficially own shares of AER Common Stock owned by FW AER Partners and FW AER II.

(6) Includes 835,000 shares of AER Common Stock underlying certain immediately exercisable warrants.

(7) Includes (i) 583,029 shares of AER Common Stock underlying immediately exercisable warrants and (ii) 2,542,587 shares of AER Common Stock underlying 202,250 shares of Series A Preferred Stock (as of February 27, 2001).

     Security Ownership of Directors and Management

         The following table sets forth, as of February 27, 2001, certain information concerning the beneficial ownership, as defined in Rule 13d-3, of shares of AER Common Stock by the directors, the Named Executive Officers (as defined in the Executive Compensation section below), and all executive officers and directors as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares beneficially owned by them.

                                                                                              AMOUNT OF                  PERCENT OF
                                                                                              BENEFICIAL                 BENEFICIAL
                                                                                              OWNERSHIP                  OWNERSHIP
NAME OF BENEFICIAL OWNER                POSITION                  TITLE OF CLASS               OF CLASS                   OF CLASS
------------------------            --------------------       ------------------------      -----------                 ----------
Jon A. Lindseth                     Chairman of the            Common Stock                  12,487,397(1)(2)(4)            40.6%
                                    Board                      Series A Preferred Stock         202,250(2)(3)               50.0%
                                                               Series B Preferred Stock         102,250(2)(3)              100.0%
David W. Dorheim                    Director, President
                                    and Chief Executive
                                    Officer                    Common Stock                     212,360(5)                     *

David G. Brown                      Director                   Common Stock                      92,250(6)                     *

James W. Dixon                      Director                   Common Stock                      29,250                        *

William L. Jackson                  Director                   Common Stock                      35,250                        *

John L. Wilkes                      Director                   Common Stock                      42,250                        *

R. Dennis Bentz                     Vice President -
                                    Product and Process
                                    Development                Common Stock                     133,010(5)                     *

Frank M. Harris                     Vice President -
                                    Marketing and
                                    Licensing                  Common Stock                     112,460(5)                     *

J. T. Moore                         Vice President -
                                    Chief Financial
                                    Office, Secretary and
                                    Treasurer                  Common Stock                         -0-                      -0-

Lawrence A. Tinker                  Vice President -
                                    Advanced
                                    Technology                 Common Stock                     123,747(5)                     *


All executive officers and                                     Common Stock                  13,267,974(1)(2)(4)(5)(6)      42.6%
directors as a group                                           Series A Preferred Stock         202,250(2)(3)               50.0%
  (10 persons)                                                 Series B Preferred Stock         102,250(2)(3)              100.0%

(1) Includes (i) 12,244,403 shares of AER Common Stock deemed to be beneficially owned by Jon A. Lindseth, as trustee under Jon A. Lindseth Trust Agreement, dated April 25, 1986, as modified, (ii) 212,994 shares beneficially owned by Kindt-Collins (such amount includes 112,994 shares of AER Common Stock underlying warrants held by Kindt-Collins) and (iii) 30,000 shares beneficially owned directly by Mr. Lindseth.

(2) The Trust is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's beneficial ownership of AER Common Stock is held through its ownership of three investment partnerships: AER Partners and Elmwood Partners II (each of which the Trust owns 50%), and Battery Partners (of which the Trust owns 30%). Elmwood Partners II and AER Partners have substantially the same partners. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners; however, Mr. Lindseth hereby disclaims beneficial ownership of any AER Common Stock that may be beneficially owned by such persons. Based on the foregoing, Mr. Lindseth may be deemed to control each of these partnerships. The shares of AER Common Stock deemed to be beneficially owned by the Trust include (i) 3,189,915 shares beneficially owned by AER Partners, (ii) 8,933,258 shares beneficially owned by Elmwood Partners II, and (iii) 121,230 shares beneficially owned by Battery Partners.

(3) Includes 202,250 shares of Series A Preferred Stock and 102,250 shares of Series B Preferred Stock owned by Elmwood Partners II.

(4) Includes (i) 2,542,587 shares of AER Common Stock underlying 202,250 shares of Series A Preferred Stock (as of February 27, 2001), (ii) 1,985,437 shares of AER Common Stock underlying 102,250 shares of Series B Preferred Stock (as of February 27, 2001) and (iii) 1,246,734 shares of AER Common Stock underlying immediately exercisable warrants.

(5) Includes 160,000, 80,000, 80,000 and 100,000 shares underlying options held by Messrs. Dorheim, Bentz, Harris and Tinker, respectively, that are immediately exercisable.

(6) Includes 77,500 shares beneficially owned jointly with Mr. Brown's spouse.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Pursuant to the Bylaws of the Company, six directors will be elected to serve for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below. Should any nominee be unable or fail to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed in the proxy, to vote for the election in his stead of such other person as management may recommend.

         The following table sets forth certain information concerning persons nominated as directors.

                                                 POSITION WITH COMPANY                    DIRECTOR OF
      NAME                  AGE                AND PRINCIPAL OCCUPATION                  COMPANY SINCE
      ----                  ---   -------------------------------------------------      -------------
Jon A. Lindseth             66    Chairman of the Board. Chairman of Kindt-Collins            1989
                                    (foundry supply company)

David W. Dorheim            51    Director, President and Chief Executive Officer             1989

David G. Brown              44    Director. Managing partner of Oak Hill Venture              1996
                                    Partners; Vice President of Keystone, Inc.;
                                    limited partner of FW Partners; principal of
                                    Arbor Investors, LLC (all are investment
                                    companies). Mr. Brown also serves on the Board
                                    of Directors of Bell & Howell Company.

James W. Dixon              53    Director. Chief Executive Officer of Broadreach             1997
                                    Consulting, Inc. (formerly The Reohr Group)
                                    (internet professional services company).
                                    Mr. Dixon also serves on the Board of Directors
                                    of US Data, Inc.

William L. Jackson          73    Director. Retired Chairman of Tupperware, Inc.              1993
                                    (consumer product manufacturer)

John L. Wilkes              75    Director. Retired Senior Vice President of                  1993
                                    Technology Worldwide of Duracell Battery Company
                                    (battery manufacturer)

         Each nominee for director has been principally employed in his present capacity or a similar capacity with the same organization for at least the last five years except as follows: from 1988 to 1996, Mr. Dixon served as Chairman and Chief Executive Officer of CompuCom Systems, Inc., a national computer reseller and services company.

         Each of the Company's directors serves for a one-year term and until his successor is elected and qualified or until his earlier death, resignation or removal.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors met seven times during 2000 and each director attended at least 75% of such meetings. During 2000, each director serving on a committee of the Board attended at least 75% of the meetings of each committee on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has standing Audit and Compensation Committees. The Board of Directors does not have a nominating committee.

         The Audit Committee met one time in 2000. A motion was passed at the April 12, 2000 Board of Directors meeting indicating that all members of the AER Energy Board of Directors (except Mr. Dorheim) would serve as members of the Audit Committee for 2000. The functions of the Audit Committee are to recommend to the Board each year the accounting firm to be retained as the Company's independent auditors, consider the fee arrangement and scope of the audit, review the financial statements and the independent auditors' report and the accompanying management letter, and consult with the independent auditors with regard to the adequacy of the Company's overall accounting and financial controls. Each of the members of the Audit Committee is independent as defined under the standard of Rule 4200(a)(14) of the Marketplace Rules of the Nasdaq Stock Market, Inc., although such rules are not applicable to the Company. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included in this proxy statement as Appendix A.

         Report of the Audit Committee

         The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

         The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2000. In addition, the Audit Committee has discussed with the Company's independent auditors, Ernst & Young LLP ("Ernst & Young"), the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other things, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young its independence from the Company. The Audit Committee has discussed with management of the Company and with the Company's independent accountants such other matters and received such assurances from them as the Audit Committee deemed appropriate.

         Based on the foregoing reviews and discussions and in reliance thereupon, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

         Submitted by the Audit Committee of the Board of Directors

                  DAVID G. BROWN
                  JON A. LINDSETH
                  JAMES W. DIXON
                  WILLIAM L. JACKSON
                  JOHN L. WILKES

         The Compensation Committee, composed of Messrs. Lindseth, Brown and Jackson, met one time in 2000. The purpose of the Compensation Committee is to approve compensation policies and programs for the Company's employees and executive officers and to grant options to employees and executive officers and otherwise administer the Stock Option Plan and other incentive plans.

SHAREHOLDER VOTE

         The election of the six nominees named above will require the affirmative vote of the holders of a plurality of the shares of AER Common Stock voted at the Annual Meeting, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors of the Company is composed of directors who are not employees of the Company. The Board of Directors has delegated to the Compensation Committee the authority:

         1. To determine the compensation of David W. Dorheim, President and Chief Executive Officer of the Company.

         2. To approve, upon recommendation by Mr. Dorheim, the compensation arrangements of executive officers of the Company, other than Mr. Dorheim, including the executive officers named in the below.

         3. To grant options to employees of the Company under the Stock Option Plan and to carry out the duties and responsibilities of the Board of Directors with respect to the Company's incentive plans.

     Compensation Policies

         The Company's compensation policies for executive officers are designed to provide competitive levels of compensation allowing the Company to attract and retain highly qualified executive officers whose contributions are essential to the success of the Company. The Compensation Committee approves salary increases of executive officers. The Company's compensation policies for executive officers have two principal components: (1) a significant portion of an individual executive officer's compensation depends on the performance of the individual, and (2) compensation in the form of stock options is contingent upon continued employment of the executive officer over a specified period of time because options typically do not fully vest for five years. The Compensation Committee believes that ownership of the Company's stock by its executive officers is important, and the Company's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation of Mr. Dorheim and the other executive officers is provided below.

     Annual Salaries

         The annual salaries of executive officers are fixed initially at amounts that are deemed sufficient to induce them to accept employment with the Company. Salaries of executive officers are reviewed annually, and increases, if any, are made based on the individual's and the Company's performance. To the extent any salary increases have been granted, they have been based on a subjective evaluation of the performance of the recipient.

         The Company currently intends that all compensation paid to executive officers shall qualify for deductibility under Section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation paid to certain executive officers of public corporations in excess of $1,000,000 per year is not deductible for federal income tax purposes.

     Payment of Bonuses

         No bonuses were paid in 2000 to the executive officers, except to Mr. Dorheim as described below.

     Compensation of Chief Executive Officer

         Using the criteria discussed above and in recognition of his continued efforts in implementing a new corporate strategy, Mr. Dorheim's salary was $216,562 for 2000, an increase of $9,522 (4.6%) over the prior year. Pursuant to an understanding between the Company and Mr. Dorheim when he was hired in 1989, Mr. Dorheim receives a $6,000 per year automobile allowance. In addition, Mr. Dorheim received a $33,000 bonus payment in 2000.

     Stock Options

         At present, a maximum of 1,500,000 shares of AER Common Stock may be subject to outstanding awards under the Stock Option Plan; however, this maximum amount will increase to 2,000,000 if Proposal 2 is approved by the Company's shareholders at the Annual Meeting. Under the Stock Option Plan, in 1993, 1994 and 1995, the Compensation Committee awarded to executive officers options to purchase AER Common Stock. These options became exercisable at 20% per year following the date of grant, expire in ten years, and were originally priced at 100% of the fair market value of the AER Common Stock at the date of each grant. These options were repriced effective March 22, 1996 to the closing market price on that date. In connection with the repricing, each option holder agreed that each of the repriced options could not be exercised for a period of one year. In 1999, under the Stock Option Plan, the Compensation Committee awarded to executive officers and all other employees, options to purchase AER Common Stock. These options become exercisable in 2001 if certain performance goals are met by the Company; if the goals are not met, the options will fully vest five years from the date of grant. All of the options granted by the Company encourage executive officers and employees to remain employed by the Company, and the value of the options depends on increases in the market value of AER Common Stock. As of December 31, 2000, 1,169,500 options were outstanding under the Stock Option Plan.

         Submitted by the Compensation Committee of the Board of Directors

                  JON A. LINDSETH
                  DAVID G. BROWN
                  WILLIAM L. JACKSON

EXECUTIVE COMPENSATION

         Compensation Summary. The following table shows, for the last three fiscal years of the Company, annual compensation paid, earned or awarded by the Company to the President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                        SUMMARY COMPENSATION TABLE(1)

                                                                                            LONG-TERM COMPENSATION
                                                  ANNUAL COMPENSATION                               AWARDS
                               ----------------------------------------------------------    NUMBER OF SECURITIES
                                                                            OTHER ANNUAL          UNDERLYING
NAME AND PRINCIPAL POSITION       YEAR      SALARY($)     BONUS($)          COMPENSATION($)      OPTIONS(#)(2)
---------------------------       ----      ----------   ---------          --------------- ----------------------
David W. Dorheim                  2000      216,562       33,000               6,000(3)                 --
    President and Chief           1999      207,040       33,000               6,000(3)             75,000
    Executive Officer             1998      198,846       33,000              24,568(3) (4)             --

R. Dennis Bentz                   2000      163,149           --                  --                    --
    Vice President - Product      1999      156,874           --                  --                60,000
    and Process Development       1998      150,840           --              18,568(4)                 --

Frank M. Harris                   2000      163,419           --                  --                    --
    Vice President -              1999      156,874           --                  --                60,000
    Marketing and Licensing       1998      150,840           --              18,568(4)                 --

J. T. Moore                       2000      116,270           --                  --                    --
    Vice President -              1999      110,917           --                  --                60,000
    Chief Financial Officer,      1998       35,397(5)        --                  --                    --
    Secretary and Treasurer

Lawrence A. Tinker                2000      157,648           --                  --                    --
    Vice President -              1999      149,221           --                  --                60,000
    Advanced Technology           1998      133,452           --              16,917(6)                 --

----------------
(1) The Company does not maintain a "long-term incentive plan," as defined by the rules of the SEC, and has not made any awards of stock appreciation rights.
(2)      Consists of options issued pursuant to the Stock Option Plan.
(3)      Automobile allowance.
(4) Includes the forgiveness of notes receivable and related interest and the reimbursement of related income taxes in the aggregate amount of $18,568.
(5) Mr. Moore was hired in September 1998. His annual salary in 1998 was $110,000.
(6) Includes the forgiveness of notes receivable and related interest and the reimbursement of related income taxes in the aggregate amount of $16,917.

OPTION GRANTS IN 2000

         There were no options granted to the Named Executive Officers during 2000.

EXERCISES OF OPTIONS IN 2000 AND AGGREGATE YEAR-END OPTION VALUES

         Shown below is information with respect to the year-end values of all options held by the Named Executive Officers. No Named Executive Officer exercised any options in 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                OPTIONS AT FY-END (#)            AT FY-END ($)(1)
NAME                          EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                          -------------------------      -------------------------
David W. Dorheim                   160,000/75,000                      0/0
R. Dennis Bentz                     80,000/60,000                      0/0
Frank M. Harris                     80,000/60,000                      0/0
J. T. Moore                              0/60,000                      0/0
Lawrence A. Tinker                 100,000/60,000                      0/0

----------------
(1) Equal to the net value of the option as of December 31, 2000, i.e., the closing market price of $0.2344 per share of AER Common Stock on December 31, 2000, less the applicable per share exercise price of the option, multiplied by the number of shares subject to the option.

DIRECTOR COMPENSATION

    The Company historically has paid no cash compensation to its directors, except reimbursement for reasonable expenses. In 1993, the Board of Directors adopted the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan (the "Restricted Stock Plan"), pursuant to which non-employee directors are granted restricted stock awards. The Restricted Stock Plan was approved by the Company's shareholders at the Company's 1994 Annual Meeting of Shareholders. Under the Restricted Stock Plan, every five years each non-employee director receives a restricted stock award of 15,000 shares of AER Common Stock. Restrictions on such shares lapse 20% per year for each year the non-employee director serves on the Board of Directors. Awards are pro-rated for non-employee directors selected between annual meetings of the shareholders. As of February 19, 2001, 155,750 shares of restricted stock had been awarded pursuant to the Restricted Stock Plan.

PERFORMANCE MEASUREMENT COMPARISON

    The following chart shows total shareholder returns for the periods indicated for each of (i) AER Common Stock, (ii) the J.P Morgan Hambrecht & Quist Growth Index (a subset of the J.P. Morgan Hambrecht & Quist Technology Index), and (iii) the Nasdaq Stock Market-U.S. Index. The chart assumes that the value of the investment in AER Common Stock and each index was $100 at December 31, 1995 and that all dividends paid through such period were reinvested. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast performance of the AER Common Stock.

      COMPARISON OF SIXTY MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT AMONG
          AER ENERGY RESOURCES, INC., THE J.P. MORGAN HAMBRECHT & QUIST
               GROWTH INDEX AND THE NASDAQ STOCK MARKET-U.S. INDEX

                                    [GRAPH]

                             12/31/95     12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
                             --------     --------     --------     --------     --------     --------
AER Emergu Respirces          $100.00      $ 76.09      $ 39.13      $ 26.09      $  9.24      $  8.15
JP Morgan H&Q Growth           100.00       104.66       107.50       155.93       436.81       294.86
Nasdaq Stock Market-U.S        100.00       123.04       150.69       212.51       394.92       237.62

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Effective May 7, 1993, the Board of Directors established a Compensation Committee of which no executive officers or former executive officers are or have been members. Prior to May 1993, the Board of Directors as a whole, including Mr. Dorheim, participated in determining executive officer compensation.

         Mr. Lindseth is Chairman of the Board of Directors. In September 2000, Elmwood Partners II, an entity controlled by Mr. Lindseth, purchased from the Company 202,250 shares of Series A Preferred Stock and a warrant to purchase 470,035 shares of AER Common Stock, for an aggregate purchase price of $2,000,000 in cash and promissory notes previously issued by the Company to the purchaser. In February 2001, an entity controlled by Mr. Lindseth purchased from the Company 102,250 shares of Series B Preferred Stock and a warrant to purchase 776,699 shares of AER Common Stock, for an aggregate purchase price of $1,000,000 in cash.

                              CERTAIN TRANSACTIONS

         The Company is party to a 1989 License Agreement (the "DEMI License") with Dreisbach Electromotive, Inc. ("DEMI") and Mike Cheiky, a founder of DEMI, its former principal inventor and a former director of DEMI. During 1999, 1998 and 1997, respectively, the Company recorded total royalty expense of $0.05 million, $0.10 million, and $0.10 million related to the DEMI License. During 1999, all minimum royalty payments under this agreement were completed and paid in full. DEMI has also agreed to the terms of a proposed original equipment manufacturer ("OEM") air manager license agreement to be entered into by the Company and any OEMs licensing the air manager system. The DEMI License basically provides for royalties of 4% payable to DEMI on net sales of zinc-air batteries incorporating DEMI's technology made by the Company or its sublicensees. The OEM air manager license basically provides that 4% of the royalties the Company receives from sublicensing the air manager system will be payable to DEMI.

         Mr. Dorheim is a director of DEMI. At the time the DEMI License was executed, all of the shareholders of DEMI were shareholders in the Company. The Company is unable to determine how many DEMI shareholders (other than the Lindseth Entities) currently own AER Common Stock. As of December 31, 2000, the Lindseth Entities owned approximately 13% of the stock of DEMI.

         In September 2000, the Company sold in a private placement a total of 202,250 shares of Series A Preferred Stock and a warrant to purchase 470,035 shares of AER Common Stock to each of (i) Elmwood Partners II, an entity controlled by Mr. Lindseth, the Chairman of the Board of Directors and a beneficial owner (prior to such purchase) of approximately 25.2% of the outstanding AER Common Stock, and (ii) FW AER II, an entity that prior thereto beneficially owned less than 1% of the outstanding AER Common Stock. Elmwood Partners II and FW AER II each paid $2,000,000 for such securities, consisting of $1,000,000 in cash and $1,000,000 in convertible promissory notes previously issued by the Company. The Series A Preferred Stock is convertible into AER Common Stock and the warrant may be exercised at a price of $0.886 per share, subject to adjustment as provided in the warrant. As a result of this investment, Mr. Lindseth beneficially owned, as of September 2000, approximately 33.6% of the outstanding AER Common Stock and FW AER II beneficially owned approximately 10.6% of the outstanding AER Common Stock.

         In February 2001, the Company sold in a private placement a total of 102,250 shares of Series B Preferred Stock and a warrant to purchase 776,699 shares of AER Common Stock to Elmwood Partners II, an entity controlled by Mr. Lindseth, the Chairman of the Board of Directors and a beneficial owner (prior to such purchase) of approximately 33.6% of the outstanding AER Common Stock. Elmwood Partners II paid $1,000,000 in cash for such securities. The Series B Preferred Stock is convertible into AER Common Stock and the warrant may be exercised at a price of $0.5376 per share, subject to adjustment as provided in the warrant. As a result of this investment, Mr. Lindseth beneficially owned approximately 40.6% of the outstanding AER Common Stock.

                                   PROPOSAL 2

                 APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN

         The shareholders are being asked to consider and vote upon a proposal to approve an amendment to the Stock Option Plan to increase the number of shares of AER Common Stock available for issuance under the Stock Option Plan from 1,500,000 to 2,000,000 shares. The Stock Option Plan, which was adopted by the Company's Board of Directors and approved by the shareholders in 1992, is designed to aid the Company in attracting and retaining highly qualified executives and other key employees by providing them with stock options. In May 1996, the shareholders approved an amendment to the Stock Option Plan increasing the number of shares of AER Common Stock available for issuance pursuant to the Stock Option Plan from 1,000,000 to 1,500,000 shares. In May 1997, the shareholders approved certain other amendments to the Stock Option Plan to comply with certain provisions of the Code.

         In February 2001, the Board of Directors approved an amendment to the Stock Option Plan to increase the number of shares of AER Common Stock available for issuance under the Stock Option Plan from 1,500,000 to 2,000,000. The purpose of this amendment, which did not otherwise materially change the terms of the Stock Option Plan, is to ensure that the Company will be able to issue a sufficient number of stock options to allow the Company to continue to attract and retain highly qualified executives and other key employees.

SUMMARY OF TERMS OF THE STOCK OPTION PLAN

         The summary of the principal terms of the Stock Option Plan that follows is subject to and is qualified in its entirety by reference to the specific provisions of the Stock Option Plan, as amended, a copy of which is attached as Appendix B hereto.

         Amount and Class of Securities. At present, the Stock Option Plan permits the granting of options to purchase in the aggregate up to 1,500,000 shares of AER Common Stock. This amount will be increased to 2,000,000 upon the approval of Proposal 2 by the shareholders of the Company at the Annual Meeting.

         Eligibility for Participation. Only employees of the Company and its future parent or subsidiaries, if any, are eligible to participate in the Stock Option Plan. The Compensation Committee of the Board of Directors, which administers the Stock Option Plan, or the Board of Directors has full responsibility for determining the employees to whom stock options will be granted. In making such determinations, the Compensation Committee will take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company and any other factors it deems relevant. Approximately 35 persons are currently eligible to participate in the Stock Option Plan.

         Granting of Options. The Compensation Committee or the Board of Directors has full authority in its discretion to determine the prices, expiration dates, consideration to be received and other material conditions upon which options under the Stock Option Plan may be granted.

FEDERAL INCOME TAX CONSEQUENCES

         The Stock Option Plan is not qualified under Section 401(a) of the Code, which applies only to certain qualified pension, profit-sharing and stock bonus plans. Under present law, the following is a brief summary of the primary federal income tax consequences generally arising with respect to stock options granted under the Stock Option Plan.

         Non-Qualified Stock Options. An optionee will not recognize taxable income when a non-qualified stock option is granted. In addition, the Company will not be entitled to a tax deduction at the time of the grant. When a non-qualified stock option is exercised, an optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the stock on the date of exercise and the aggregate exercise price. Subject to Section 162(m) of the Code, the Company will generally be entitled to a tax deduction for the amount of ordinary income the optionee recognizes. When an optionee sells stock acquired by exercising a non-qualified stock option, the optionee will recognize capital gain or loss based on the difference between the sales price of the optionee's stock and his or her tax basis. The tax basis is equal to the fair market value of the stock on the date the optionee exercised his or her option. The gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after the date the optionee exercised the option and acquired the stock.

         Incentive Stock Options. An optionee will not recognize taxable income when an incentive stock option is granted. In addition, the Company will not be entitled to a tax deduction at the time of the grant. For regular federal income tax purposes, an optionee will generally not recognize taxable income upon the exercise of an incentive stock option. However, the excess of the fair market value of the stock on the date of exercise over the aggregate exercise price will be included in calculating the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax, which may apply in the year an incentive stock option is exercised.

         If an optionee disposes stock acquired pursuant to the exercise of an incentive stock option, the optionee will, except as noted below, recognize long-term capital gain or loss, assuming that the stock is a capital asset of the optionee, equal to the difference between the amount realized upon the sale and the total exercise price. Under these circumstances, the Company will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or the sale of the underlying stock.

         If an optionee disposes stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of two years from the date of grant of the incentive stock option or within one year from the date the stock is transferred to the optionee upon exercise, such a disposition would be a "disqualifying disposition." If a disqualifying disposition is made, any gain realized by the optionee will generally be taxable at the time of the disqualifying disposition as follows:

         - The gain will be taxed at ordinary income rates to the extent of the difference between the total exercise price and the lesser of the fair market value of the stock on the date the incentive stock option is exercised and the amount realized on the disqualifying disposition.

         - If the stock is a capital asset of the optionee, the gain will be taxed as short-term or long-term capital gain to the extent of any excess of the amount realized on the disqualifying disposition over the fair market value of the stock on the date which governs the determination of ordinary income.

         The Company may claim a federal income tax deduction at the time of a disqualifying disposition equal to the amount taxable to the optionee as ordinary income. Any capital gain recognized by an optionee will be long-term capital gain if the optionee's holding period for the stock at the time of disposition is more than one year; otherwise, it will be short-term capital gain.

OTHER PROVISIONS

         Upon an issuance or transfer of shares of AER Common Stock pursuant to the exercise of a stock option, the Company has the right to require the recipient to remit to the Company, prior to the delivery of any certificates, any withholding tax requirements for such shares. The recipient of a non-qualified stock option may elect to surrender or authorize the Company to withhold shares of AER Common Stock in satisfaction of his estimated withholding tax obligations, subject to certain procedures and conditions.

         Any option issued pursuant to the Stock Option Plan in connection with certain acquisitions in substitution for an option previously issued by the acquired entity may contain an exercise price and such other terms and conditions as the Compensation Committee may prescribe to cause the substitute option to contain terms and conditions comparable to those contained in the previously issued option being replaced.

         In the event of any change in the capitalization of the Company by reason of a dividend, stock split or combination or any similar change or a merger, consolidation, recapitalization, reclassification of shares or similar reorganization, the Stock Option Plan provides that the Compensation Committee can make certain adjustments in the number and type of shares with respect to which any current or future stock options may be exercised. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each option shall terminate except to the extent another corporation assumes the option or substitutes another option for it.

         The Board of Directors or the shareholders may amend, modify or terminate the Stock Option Plan at any time; provided, that any such amendment, modification or termination without shareholder approval (a) shall not adversely affect the rights of a stock option holder without his or her consent (except that the Compensation Committee may terminate an option if the holder is terminated for cause) and (b) shall not be effective if shareholder approval is required in order for the Stock Option Plan to continue to meet the requirements of SEC Rule 16b-3 or any successor rule, if applicable, or any other legal or regulatory requirements, unless such shareholder approval is received.

         The following table sets forth the approximate dollar value and number of shares underlying awards of options that have been granted under the Stock Option Plan to certain specified individuals since its adoption. It cannot be determined at this time what future grants, if any, will be made to any person or group of persons under the Stock Option Plan.

                                  PLAN BENEFITS

                                                                                     1992 STOCK OPTION PLAN
                                                                               ---------------------------------
                                                                                  DOLLAR               NUMBER
NAME AND POSITION                                                              VALUE ($)(1)          OF UNITS(2)
-----------------                                                              ------------          -----------
David W. Dorheim............................................................        -0-                  235,000
      Director, President and Chief Executive Officer
R. Dennis Bentz.............................................................        -0-                  140,000
      Vice President - Product and Process Development
Frank M. Harris.............................................................        -0-                  140,000
      Vice President - Marketing and Licensing
J. T. Moore.................................................................        -0-                   60,000
      Vice President - Chief Financial Officer, Secretary and Treasurer
Lawrence A. Tinker..........................................................        -0-                  160,000
      Vice President - Engineering
All Executive Officers as a group...........................................        -0-                  735,000
All Non-Executive Officer Directors as a group..............................        -0-                        0
All Employees (except Executive Officers) as a group........................        -0-                  430,000

--------------------
(1) Equal to the net value of the option as of December 31, 2000, i.e., the closing market price of 0.2344 per share of AER Common Stock on December 31, 2000, less the applicable per share exercise price of the option, multiplied by the number of shares subject to the option.

(2) Number of shares of AER Common Stock underlying all awards of options granted since the adoption of the Stock Option Plan.

         Except as otherwise provided elsewhere herein, no director nominee or associate of any director nominee or executive officer has received any options under the Stock Option Plan and no person has received 5% or more of the options granted under the Stock Option Plan.

         At March 8, 2001, the closing market price of AER Common Stock on the Over-the-Counter Bulletin Board System was $0.27 per share.

         The amendment to the Stock Option Plan will be approved if the number of votes cast in favor of the proposal exceed those cast opposing the proposal, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the outstanding AER Common Stock, to file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during 2000 its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young as independent auditors of the Company for 2001. Ernst & Young have been the independent public auditors for the Company since 1989. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions.

AUDIT FEES

    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were approximately $54,000. Audit related services totaled $6,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    No fees were billed in fiscal year 2000 by Ernst & Young for professional services related to financial information systems design and implementation, as such services are defined in the accounting rules of the SEC.

ALL OTHER FEES

    Other fees to Ernst & Young for the fiscal year ended December 31, 2000 were $9,165. The Audit Committee has considered whether the provision of the services described above (other than the audit and review services described in "Audit Fees" above) is compatible with maintaining the independence of Ernst & Young as the Company's independent auditors.

                 SHAREHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholders who intend to submit proposals to the Company's shareholders at the 2002 Annual Meeting of Shareholders within the processes provided by Rule 14a-8 promulgated under the Exchange Act must submit such proposals to the Company no later than November 29, 2001. Such proposals must comply with Rule 14a-8 and all other applicable proxy rules relating to shareholder proposals in order to be included in the Company' s proxy materials.

    Shareholders who wish to submit a proposal for consideration at the Company's 2002 Annual Meeting of Shareholders, but who do not wish to submit the proposal for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8, must submit their proposal to the Company in accordance with the procedures set forth in the Bylaws of the Company no later than November 29, 2001. Shareholders who intend to nominate persons for election to the Board of Directors at the 2002 Annual Meeting of Shareholders must submit such nominations to the Company, in accordance with the procedures set forth in the Bylaws of the Company, no later than November 29, 2001.

         Shareholder nominations for election of directors and other proposals should be submitted to J. T. Moore, Vice President - Chief Financial Officer, Secretary and Treasurer, AER Energy Resources, Inc., 4600 Highlands Parkway, Suite G, Smyrna, Georgia 30082.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                    By Order of the Board of Directors


                                    /s/ J. T. Moore


                                    J. T. Moore
                                    Vice President - Chief Financial Officer,
                                    Secretary and Treasurer

                                                                      APPENDIX A

               AER ENERGY RESOURCES, INC. AUDIT COMMITTEE CHARTER

                                  ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

- The committee shall discuss with the independent auditors the overall scope and plans for their audit. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

- When the independent auditors have identified matters to be communicated based on their review of the Company's quarterly report on Form 10-Q, the committee shall perform the following: 1) discuss with the independent auditors the results of their quarterly review and any other matters required to be communicated to the committee under generally accepted auditing standards, and 2) review the interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this communication and review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                      APPENDIX B

                           AER ENERGY RESOURCES, INC.
                       1992 STOCK OPTION PLAN, AS AMENDED
                     (AND AS PROPOSED TO BE AMENDED HEREBY)

         1. The Purpose of the Plan. This stock option plan ("the Plan") is intended to provide an opportunity for employees of AER Energy Resources, Inc. (the "Corporation") and its present and future "subsidiary corporations," as "subsidiary corporation" is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (individually a "subsidiary" and collectively "subsidiaries"), to acquire shares of the Corporation's stock. The Plan provides for the grant of "incentive stock options," as defined in section 422 of the Code or any successor provision ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options") providing an equity interest in the Corporation's business, as an incentive to service or continued service with the Corporation and to aid the Corporation in obtaining and retaining personnel of outstanding ability. As used herein, "Stock Options" refers to Incentive Stock Options and Non-Qualified Stock Options.

         2. Stock Subject to the Plan. The maximum number of shares of the common stock, no par value, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (the "Options") shall be a total of 2,000,000 shares of Stock, which may be either authorized and unissued Stock of Stock held in the treasury of the Corporation, as shall be determined from time to time by the Board of Directors or the committee of the Board of Directors described below. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares of Stock subject to such Option shall again be available for purposes of the Plan.

         3. Administration of the Plan. This Plan shall be administered by a committee of the Board of Directors of the Corporation composed of not less than two "disinterested persons" (as defined in Rule 16b-3 of the Securities and Exchange Commission) or any successor rule, or such other Committee so constituted as to permit the Plan to comply with Rule 16b-3 or any successor rule (the "Committee"). The Committee shall have full authority in its discretion to determine the employees of the Corporation and its subsidiaries to whom Stock Options shall be granted, the number of shares of Stock covered thereby and the terms and provisions of Stock Options, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective employees, their present and potential contributions to the Corporation and its subsidiaries and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Options under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all participants in the Plan.

         4. Eligibility and Limits. Stock Options may be granted only to employees of the Corporation and its present or future subsidiary corporations (as defined in section 424 of the Code or any successor provision). Any Incentive Stock Option granted to any person who, at the time such Option is granted, owns (as defined in sections 422 and 424 of the Code or any successor provisions) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or one of its parent (if any) or subsidiary corporations shall comply with any applicable provisions of section 422 of the Code or any successor provision.

         5. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under the Plan, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of section 2 as to the total number of shares available for Stock Options granted under the Plan. At the time any Incentive Stock Option granted under the Plan is exercised, the Corporation shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing shares purchased upon exercise of an Incentive Stock Option.

         5. Terms and Conditions of Options. Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Committee in its discretion may from time to time determine.

         (a) Option Price. Subject to section 8 and the other provisions of this section 6(a), the option price per share of Stock purchasable under any Option granted under the Plan shall be fixed by the Committee and set forth in the applicable Stock Option agreement. With respect to each grant of an Incentive Stock Option, the option price per share shall not be less than the fair market value of a share of Stock (as determined in good faith by the Committee) on the date such Option is granted. With respect to each grant of a Non-Qualified Stock Option, the option price per share shall not be less than 50% of the fair market value of a share of Stock (as determined in good faith by the Committee) on the date such Option is granted. The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of a Stock Option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option. In the event that the Stock is listed on an established stock exchange or the NASDAQ National Market System, its fair market value shall be deemed to be the closing price of the Stock of such exchange or the NASDAQ National Market System on the date the Option is granted, or, if no such sale of Stock shall have been made on such date, its fair market value shall be deemed to be such price for the next preceding date on which a sale shall have occurred.

         (b) Option Term. A Stock Option shall have such term as the Committee shall determine except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option is granted.

         (c) Payment. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash or, if the Stock Option agreement so provides, by delivery of Stock of the Corporation valued at its fair market value on the date of delivery. Subject to the provisions of section 6(g), such payment shall be made at the time that the Option or any part thereof is exercised, and no shares of Stock shall be issued or delivered until full payment therefor has been made.

         (d) Conditions to Exercise of an Option. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, including, without limitation, the surrender of another stock option or stock award, and in such amounts, as the Committee shall specify in the particular Stock Option agreement except that no Option when initially granted shall provide that it may be exercisable to any extent within the first six months following the date of grant. Notwithstanding the foregoing, subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part; provided, however, that if any Option is exercised within the first six months following the date of grant, the shares of Stock received upon such exercise may not be sold within the first six months following the date of grant.

         (e) Nontransferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by the holder.

         (f) Termination of Employment or Death. Upon any termination of employment of the holder for any reason other than death or disability, except as otherwise provided in the particular Stock Option agreement, any Option held at the date of such employment termination may, to the extent exercisable, be exercised within three months after the date of such employment termination. Upon any termination of employment of the holder by reason of disability, within the meaning of section 22(e) (3) of the Code or any successor provision, except as otherwise provided in the particular Stock Option agreement, any Option held at the date of such employment termination may, to the extent exercisable, be exercised within twelve months after the date of such employment termination. If the holder of an Option dies, except as otherwise provided in the particular Stock Option agreement, any Option held at the date of death may, to the extent exercisable, be exercised by a legatee or legatees of the holder under the holder's last will, or by the holder's personal representatives or distributees, within twelve months after the holder's death. This section 6(f) shall not extend the term of the Option specified pursuant to section 6(b). For purposes of this section 6(f), employment of a holder shall not be deemed terminated so long as the holder is employed by the

Corporation, by a subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which section 424(a) of the Code or any successor provision is applicable. For purposes of this section 6(f), the extent to which an Option is exercisable shall be determined as of the date of termination of employment.

         (g) Special Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the other terms and conditions of the particular Option agreement or any other agreement between the Option holder and the Corporation and to the extent not inconsistent with the provisions of section 422 of the Code or any successor provision or the provisions of Rule 16b-3 or any successor rule, if applicable, any Option holder desiring to obtain credit from a broker, dealer or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System (provided such broker, dealer or creditor has been approved by the Committee) to assist in exercising an Option may deliver to such creditor a written exercise notice executed by such holder with respect to such Option, together with written instructions to the Corporation to deliver the Stock issued upon such exercise of the Option to the creditor for deposit into an account designated by the Option holder. Upon receipt of such exercise notice and instructions in a form acceptable to the Corporation, the Corporation shall confirm to the creditor that it will deliver to the creditor on behalf of the Option holder the Stock issued upon such exercise of the Option and covered by such instructions promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of section 422 of the Code or any successor provision or the provisions of Rule 16b-3 or any successor rule, if applicable, upon written request, the Corporation may in its discretion, but shall not be obligated to, deliver to the creditor on behalf of the Option holder shares of Stock resulting from such a credit assisted exercise prior to receipt of the exercise price for such shares if the creditor has delivered to the Corporation, in addition to the other documents contemplated by this section 6(g), the creditor's written agreement to pay the Corporation such exercise price in cash within five days after delivery of such shares. The credit assistance contemplated by this section 6(g) may include a margin loan by the creditor secured by the Stock purchased upon exercise of an Option or an immediate sale of some or all of such Stock by the creditor to obtain or recover the exercise price which the creditor has committed to pay to the Corporation on behalf of the Option holder.

         (h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this section 6, any Option issued by the Corporation pursuant to the Plan in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which section 424(a) of the Code or any successor provision is applicable, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

         7. Withholding. Whenever the Corporation is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A recipient may elect with respect to any Option (other than an Incentive Stock Option) to surrender or authorize the Corporation to withhold shares of Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of all such withholding requirements (the "Stock Surrender Withholding Election") in accordance with the following:

                  i) Any Stock Surrender Withholding Election shall be made by written notice to the Corporation and thereafter shall be irrevocable by the recipient.

                  ii) If a recipient is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), or any successor law, any Stock Surrender Withholding Election shall be subject to the consent or disapproval of the Committee in accordance with rules established from time to time by the Committee.

                  iii) Any Stock Surrender Withholding Election must be made prior to the date on which the recipient recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

                  iv) If a recipient is subject to Section 16 of the Act, or any successor law, such person must make any Stock Surrender Withholding Election (A) more that six months after the date of grant of the award with respect to which such election is made (except whenever such election is made by a disabled recipient or the estate or personal representative of a deceased recipient); and
(B) either a least six months prior to the Tax Date or during the period of ten business days beginning on the third business day following the date of release for publication of the Corporation's summary statement of sales and earnings for a quarter or fiscal year.

                  v) When the Tax Date falls after the exercise of a Stock Option and the recipient makes a Stock Surrender Withholding Election, the full number of shares of Stock subject to the Stock Option being exercised will be issued, but the recipient will be unconditionally obligated to deliver to the Corporation on the Tax Date the number of shares of Stock having a value on the Tax Date equal to the recipient's federal, state and local withholding tax requirements.

                  vi) For purposes of this section 7, the Committee shall have the discretion to provide (by general rule or a provision in the specific Option agreement) that, at the election of the recipient, "federal, state, and local withholding tax requirements" shall be deemed to be any amount designated by the recipient which does not exceed his estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

         8. Changes in Capitalization; Merger; Liquidation. The number of shares of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. If the Corporation shall be the surviving corporation in any merger or consolidation (other than as a subsidiary of another corporation), recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which further Stock Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of section 13, to prevent dilution or enlargement of rights. Any adjustment pursuant to this section 8 may provide, in the Committee's discretion, for the elimination of any fractional shares that might otherwise become subject to any Stock Option without payment therefor. In the event of a dissolution or liquidation of the Corporation, a sale of substantially all of the stock or substantially all of the assets of the Corporation, a direct or indirect merger or consolidation in which the Corporation is not the surviving corporation or survives only as a subsidiary of another corporation, or any other transaction having a similar result or effect, each outstanding Option shall terminate except to the extent that another corporation assumes such Option or substitutes another option therefor. In the event of a change of the Corporation's shares of Stock without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this section 8, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's shareholders of assets or stock of another corporation. Except as expressly provided herein, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Stock Option. The existence of the Plan and the Stock Options granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         9. Compliance with Code; Compliance with Rule 16b-3. All Incentive Stock Options granted hereunder are intended to comply with section 422 and, to the extent applicable, section 424 of the Code or any successor provision, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. With respect to persons subject to Section 16 of the Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         10. Right to Terminate Employment; No Rights as Stockholder. Nothing in the Plan or in any Stock Option granted under the Plan shall confer upon any holder thereof the right to continue as an employee of the Corporation or any of its subsidiaries or affect the right of the Corporation or any of its subsidiaries to terminate the holder's employment at any time. The holder of an Option shall, as such, have none of the rights of a stockholder.

         11. Leaves of Absence. Except as otherwise provided by law or regulation with respect to Incentive Stock Options, the Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Stock Options previously granted to a holder who takes a leave of absence.

         12. Restrictions on Delivery and Sale of Shares. Each Stock Option granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Options then outstanding, the Committee may require, as a condition of exercise of any Option, that the optionee or other recipient of a Stock Option represent, in writing, that the shares received pursuant to the Stock Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Corporation shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Corporation may endorse on certificates representing shares delivered pursuant to a Stock Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Corporation, in its discretion, shall deem appropriate.

         13. Termination and Amendment of the Plan. The Plan may be terminated, modified or amended by the shareholders or the Board of Directors of the Corporation; provided, however, that:

                  (a) no such termination, modification or amendment without the consent of the holder of a Stock Option shall adversely affect his rights under such Stock Option, except the Committee may terminate a Stock Option if the employment of the holder of the Stock Option is terminated for cause; and

                  (b) any modification or amendment which would require shareholder approval in order for the Plan to continue to meet the requirements of Rule 16b-3 or any successor rule, if Rule 16b-3 or any successor rule is applicable, or any other legal or regulatory requirements shall be effective only if it is approved by the shareholders of the Corporation in the manner required thereby.

[X]  PLEASE MARK VOTE                                          REVOCABLE PROXY
     AS IN THIS EXAMPLE                                   AER ENERGY RESOURCES, INC.

                                                                                                                           For All
                                                                                                        For    Withhold    Except

                    ANNUAL MEETING OF SHAREHOLDERS                     1. The election as directors     [ ]       [ ]        [ ]
                            APRIL 26, 2001                                of all nominees listed
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS         below (except as marked
                                                                          to the contrary):

   The undersigned hereby appoints David W. Dorheim and Jon A.            DAVID G. BROWN, JAMES W. DIXON, DAVID W. DORHEIM,
Lindseth, or either of them, each with full power of substitution,        WILLIAM L. JACKSON, JON A. LINDSETH AND JOHN L. WILKES
acting jointly or by either one of them if only one be present and acting, attorney and proxy to vote in the manner specified below
(according to the number of shares which the undersigned would be      INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY NOMINEE(S), MARK
entitled to cast if then personally present) at the annual meeting     "FOR ALL EXCEPT" AND WRITE THAT  NOMINEE'S  NAME ON THE LINE
of shareholders of AER Energy Resources, Inc. to be held on            BELOW.
April 26, 2001, including adjournments.

                                                                       -----------------------------------------------------------

                                                                                                                           For All
                                                                                                        For    Withhold    Except

                                                                       2.  To amend the Company's       [ ]       [ ]        [ ]
                                                                           1992 Stock Option Plan,
                                                                           as amended, to increase
                                                                           the total number of shares
                                                                           that may be issued pursuant
                                                                           to options granted thereunder
                                                                           from 1,500,000 to 2,000,0000.

                                                                       3.  In their discretion, upon such other business as may
                                                                           properly come before the meeting.


                                                                                 THIS PROXY SHALL BE VOTED AS DIRECTED. IF NO
                                                                       DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED
                                                                       "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AS INDICATED IN
                                                                       THE ENCLOSED PROXY STATEMENT.  DISCRETIONARY AUTHORITY IS
                                                                       HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME
                                                                       BEFORE THE MEETING.


                                               -------------------------
 PLEASE BE SURE TO SIGN AND DATE THIS PROXY    Date
              IN THE BOX BELOW.
------------------------------------------------------------------------



----- Shareholder sign above -------- Co-holder (if any) sign above ----

                        -- DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED. --

                                                     AER ENERGY RESOURCES, INC.

----------------------------------------------------------------------------------------------------------------------------------
     Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                                                        PLEASE ACT PROMPTLY
                                                SIGN, DATE & MAIL YOUR PROXY CARD TODAY
----------------------------------------------------------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?


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